                                              THE BEAR STEARNS COMPANIES INC.
                                                      IncomeNotes(SM)
                                 With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 25
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: June 1, 2004
Issue Date: June 4, 2004
The date of this Pricing Supplement is June 1, 2004

Fixed Rate Notes
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                                                                                                                Interest
                                                 Maturity    Price to   Discounts &                             Payment
   CUSIP#               Interest Rate              Date       Public    Commissions    Reallowance    Dealer    Frequency
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
  07387EFJ1                 6.26%                6/15/2029    100.00%      2.50%          0.350%      98.00%      Semi
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
                                     Subject to Redemption
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                    First
                  Interest                                                                     Aggregate
First Interest     Payment    Survivor's                                                       Principal
 Payment Date      Amount       Option    Yes/No        Date and Terms of Redemption            Amount      Net Proceeds
-------------------------------------------------------------------------------------------------------------------------
  12/15/2004       $33.21        Yes       Yes   Commencing  on 6/15/2009 and on the 15th of   $11,167,000    $10,887,825
                                                 each month thereafter  until Maturity,  the
                                                 Notes  may be called in whole at par at the
                                                 option of the Company on ten calendar  days
                                                 notice.
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                                                            ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.